Exhibit 99.1

Press Release #201321	FOR IMMEDIATE RELEASE	December 18, 2013

Enertopia Announces Corporate Update and MMJ Summary

Vancouver, BC—Enertopia Corporation (ENRT) on the OTCBB and (TOP) on the CNSX (the "Company" or "Enertopia") is pleased to announce a corporate summary and a World MMJ update since our November 4, 2013 announcement into the MMJ business sector.

As 2013 draws to a close, Enertopia is very excited about the next steps it will be taking to grow in the rapidly evolving MMJ business sector. Enertopia is optimistic that soon our private producer will be receiving the inspection notice for the Licensed Producer (MMPR) to grow, cultivate and sell up to 420,000 grams (925 lbs) of dried medical marihuana per year at the current production facility under the new Health Canada program.

As patients are signed up the production license can be increased accordingly to meet the growing patient demand as per Health Canada guidelines.

The upgraded production facility will include its own testing laboratory which will be run by Dr. Otchere PH.D in Ecotoxicology Dr. Otchere will be the Senior Person in charge for quality control under the Health Canada guidelines.

Since our market leading move into the Canadian MMJ sector in November 2013, there has been a steady stream of upbeat MMJ news from around the World. Some of the top news headlines and reports listed below:

http://mmjbusinessdaily.com/privateer-holdings-hires-former-dea-agent/

Dec 10, 2013 Uruguay (CNN) -- The passage of a landmark marijuana legalization measure Tuesday means Uruguay is set to become the first country in the world to have a system regulating legal production, sale and consumption of the drug.

http://blogs.hbr.org/2013/12/the-growing-business-of-marijuana/

Poll after poll shows that the overwhelming majority of Americans feel that medical marijuana should be legal. Earlier this fall, a Gallup survey found that 58% also support the legalization of cannabis for adult use – the first time a clear majority of the population has favored legal marijuana. In 1969, when Gallup first asked the question, just 12% of respondents backed the idea.

“Enertopia wishes its shareholders and the public the very best during this holiday season and a prosperous 2014.” Stated Robert McAllister, President / CEO

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Dale Paruk, President, Coal Harbor Communications Ltd. at 1.604.662.4505

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects, Oil & Gas Projects, Medical Marihuana Projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. There is no assurance that the Company will be successful in completing any anticipated financing, closing the definitive agreement and the private Canadian marihuana producer will receive the new LP (Licensed Producer) designation.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release